UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	91-2948019
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 B Street
Suite 300
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTCQB

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As reported in its Current Report on Form 8-K filed November 18, 2022, the registrant (“HUMBL”) entered into a Settlement Agreement and Mutual Release of Claims dated November 15, 2022 (the “Release Agreement”) with Forwardly, Inc. (“Forwardly”) under which HUMBL has agreed to pay Forwardly $2,200,000 in five equal monthly payments of $440,000 commencing November 15, 2022 and ending March 15, 2023. On December 29, 2022, Forwardly agreed to extend the last payment of $440,000 due on March 15, 2023 to June 15, 2023 in return for HUMBL accelerating the third and fourth payments under the Release Agreement to the end of December 2022.

Item 9.01 Financial Statements and Exhibits.

Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2023	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO

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